Exhibit 99.1
ABERCROMBIE & FITCH REPORTS
AUGUST SALES RESULTS
New Albany, Ohio, September 3, 2009: Abercrombie & Fitch (NYSE: ANF) today reported net sales of $313.9 million for the four-week period ended August 29, 2009, a 23% decrease from net sales of $405.5 million for the four-week period ended August 30, 2008. August comparable store sales decreased 29%. Total Company direct-to-consumer net merchandise sales increased 1% to $19.1 million for the four-week period ended August 29, 2009, compared to the four-week period ended August 30, 2008.
Year-to-date, the Company reported a net sales decrease of 23% to $1.574 billion from $2.051 billion last year. Comparable store sales decreased 29% for the year-to-date period. Year-to-date, total Company direct-to-consumer net merchandise sales decreased 15% to $116.9 million.
August 2009 Developments
•	Total Company net sales decreased 23%
•	Total Company direct-to-consumer net merchandise sales increased 1%
•	Total Company comparable store sales decreased 29%
•	Abercrombie & Fitch comparable store sales decreased 26%
•	abercrombie comparable store sales decreased 26%
•	Hollister Co. comparable store sales decreased 32%
•	RUEHL comparable store sales decreased 37%
At month end, the Company operated 348 Abercrombie & Fitch stores, 210 abercrombie stores, 510 Hollister Co. stores, 29 RUEHL stores and 16 Gilly Hicks stores in the United States. The Company also operated three Abercrombie & Fitch stores, three abercrombie stores and five Hollister Co. stores in Canada, and one Abercrombie & Fitch store and six Hollister Co. stores in the United Kingdom. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com, www.RUEHL.com and www.gillyhicks.com.
To hear the Abercrombie & Fitch pre-recorded August sales message, please dial (800) 395-0662, or internationally, dial (402) 220-1262.
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For further information, call:	Eric Cerny Manager, Investor Relations (614) 283-6385

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “ FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2009 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: current financial crisis and general economic conditions; changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire, train and retain associates; estimates of expenses which the Company may incur in connection with the closure of the Ruehl stores and related direct-to-consumer operations; and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
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